UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 19, 2013

COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
________________________________________________________

Delaware	1-06732	95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 South Street Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)

(862) 345-5000
(Registrant's telephone number, including area code)
________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments.

On April 24, 2013, Covanta Holding Corporation ("Covanta" or the “Company”), filed a Current Report on Form 8-K (the “Original 8-K”) reporting that the Company expects to record a non-cash impairment charge related to its United Kingdom development efforts in the second quarter ended June 30, 2013.  At the time the Original 8-K was filed, the Company was unable in good faith to make a determination of an estimate of the amount or range of amounts of the non-cash impairment charge.  The Company is filing this Form 8-K/A to amend the Original 8-K to update the disclosure therein under Item 2.06.

On July 1, 2013, based on its evaluation of recoverability of the capitalized costs related to the United Kingdom development efforts, the Company determined the non-cash impairment charge to be approximately $45 million, which is based on an analysis of potential outcomes regarding the recoverability of the assets.  Additionally, the Company is recording approximately $3 million of severance and other restructuring expenses related to its United Kingdom development office.  The combined $48 million of estimated charges will be reflected in the Company's Form 10-Q as of and for the quarter ended June 30, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 2, 2013

COVANTA HOLDING CORPORATION
(Registrant)

By:
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary